OPERATING AGREEMENT
                                       OF
                                  CRIT-NC, LLC


     This OPERATING AGREEMENT of CRIT-NC, LLC (the "LLC") is made as of December 9, 1997, between Cornerstone Realty Income Trust, Inc. (the "Member") and the LLC.


                                    ARTICLE I
                        FORMATION, PURPOSES, AND MEMBERS

     1.1 FORMATION. The Member acknowledges the formation of the LLC under the Virginia Limited Liability Company Act (as amended from time to time, the "Act").

     1.2 PURPOSE; OPERATIONS.

         (A) BUSINESS PURPOSE. The purpose of the LLC is to engage in any lawful business specified by the Member. Without limiting the generality of the foregoing, the LLC shall own and operate certain residential apartment complexes in North Carolina, and may do all things incidental or related to, or necessary or convenient for, the accomplishment of the foregoing.

         (B) LIMITED LIABILITY. No Member, Manager (as defined below), or agent of the LLC shall have any personal obligation for any liabilities of the LLC solely by reason of being a Member, Manager, or agent, except as provided by law.

         (C) NAMES. The LLC may conduct business under its own name and under such assumed names as it deems appropriate or convenient.

         (D) QUALIFICATIONS IN OTHER JURISDICTIONS. If required by law, the LLC shall promptly qualify or register to transact business in all jurisdictions other than Virginia in which it conducts business.

     1.3 MEMBERS. Members shall include only the undersigned initial Member and any Member subsequently admitted in writing to the LLC. The name, address, and Membership Interest of the initial Member are listed on Exhibit A.


                                   ARTICLE II
                                   MANAGEMENT

     2.1 MANAGEMENT BY MEMBER. The LLC shall be managed by the Member. The Member shall have full responsibility for and all rights and powers relating to managing the

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business  and affairs of the LLC.  The Member may, but shall not be required to, delegate any of its rights, powers, and duties to a manager or managers (whether one or more, the "Manager"). Any Manager may be given such title or titles as shall be specified by the Member.

     2.2 POWERS OF MEMBER. The Member may act on behalf of the LLC in all the matters described in Section 13.1-1009 of the Act.


                                   ARTICLE III
                            REIMBURSEMENT OF EXPENSES

     3.1 EXPENSES; REIMBURSEMENT. The LLC shall bear all expenses and liabilities incurred with respect to the organization, operation, and management of the LLC. A Member or Manager shall be entitled to reimbursement from the LLC for any LLC expenses or liabilities incurred by the Member or Manager, provided that the expenses or liabilities did not arise as a result of the Member's or Manager's willful misconduct or a knowing violation of the criminal law.


                                   ARTICLE IV
                         CONTRIBUTIONS AND DISTRIBUTIONS

     4.1 CONTRIBUTIONS. The Member has contributed to the LLC the property described on Exhibit A in exchange for all of the interests in the LLC. The Member is not obligated to make any additional capital contributions to the LLC but may, in its discretion, make additional capital contributions to the LLC.

     4.2 DISTRIBUTIONS. The Member may distribute to the Members, annually or more frequently, cash and non-cash assets not required for LLC operations or reserves.


                                    ARTICLE V
                                   DISSOLUTION

     5.1 EVENTS OF DISSOLUTION. The LLC shall dissolve only upon the first to occur of:

         (A) ELECTION OF MEMBER. The written election of the Member to dissolve the LLC; or

         (B) DISPOSITION OF ASSETS. The sale, transfer, or other disposition of substantially all of the non-cash assets of the LLC.

     5.2 WINDING UP. Upon the dissolution of the LLC, the Member shall wind up the affairs of the LLC. The Member shall determine the time, manner, and terms of any sale or sales

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of LLC property  pursuant to such winding up,  having due regard to the activity and the condition of the LLC and relevant market and economic conditions.

     5.3 CERTIFICATE OF CANCELLATION. Upon completion of the winding up of the LLC, the LLC shall terminate and a Certificate of Cancellation shall be filed with the Virginia State Corporation Commission, together with any other documents required to effectuate the termination.


                                   ARTICLE VI
                           ADMINISTRATIVE PROVISIONS

     6.1 OFFICES. The initial principal office, registered office, and registered agent shall be as set forth in the Articles of Organization. The Member may change the principal office, the registered office, or the registered agent at any time.

     6.2 INFORMATION AND RECORDS. The Member shall keep full and accurate books of account, records, and supporting documents at the principal office of the LLC. Upon reasonable notice, any designated representative of the Member shall have access to such books, records, and documents during reasonable business hours and may inspect and make copies of any of them at the Member's expense.


                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 AMENDMENT. This Agreement may only be amended by the written consent of the sole Member, or, if additional Members are admitted, by the unanimous written consent of the Members.

     7.2 DEFINITIONS. Unless the context otherwise requires, the terms used in this Agreement shall have the same definitions set forth in the Act.

     7.3 GOVERNING LAW. This Agreement shall be governed by the Act and other applicable laws of the Commonwealth of Virginia, without giving effect to its conflicts of laws rules.


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     IN WITNESS WHEREOF,  the Member and the LLC have executed this Agreement as of the date indicated above.


                                      The Member:
                                      Cornerstone Realty Income Trust, Inc.

                                               /s/ Stanley J. Olander, Jr.
                                      By:      ___________________________
                                               Stanley J. Olander, Jr.
                                               Chief Financial Officer


                                      The LLC:
                                      CRIT-NC, LLC

                                      By: Cornerstone Realty Income Trust, Inc.,
                                          Sole Member

                                               /s/ Stanley J. Olander, Jr.
                                      By:      ___________________________
                                               Stanley J. Olander, Jr.
                                               Chief Financial Officer


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


                                    EXHIBIT A
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                                  CRIT-NC, LLC


                                                   Capital
Name and Business                               Contribution
Address of                                                                                     Percentage
Member                            Description                  Contribution Date                Interest
------                            -----------                  -----------------                --------
Cornerstone Realty Income            $1,000                     December 9, 1997                  100%
 Trust, Inc.
306 East Main Street
Richmond, Virginia 23219



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